                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          GUNTHER INTERNATIONAL, LTD.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                          GUNTHER INTERNATIONAL, LTD.
                               5 WISCONSIN AVENUE
                           NORWICH, CONNECTICUT 06360

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 27, 1996

                            ------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Gunther International, Ltd. will be held at the Mystic Hilton Hotel, 20 Coogan Boulevard, Mystic, Connecticut on Tuesday, August 27, 1996 at 10:30 a.m., local time, for the following purposes:

     (1) To elect a Board of seven Directors to serve until the next Annual Meeting of Stockholders or until their respective successors shall be elected and qualified;

     (2) To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year; and

     (3) To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed the close of business on July 25, 1996 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's principal executive offices located at 5 Wisconsin Avenue, Norwich, Connecticut 06360. All stockholders are invited to attend the Annual Meeting in person.

                                          By order of the Board of Directors

                                          Frederick W. Kolling, III
                                          Vice President, Chief Financial
                                          Officer
                                          Treasurer and Secretary

July 29, 1996
Norwich, Connecticut

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

                          GUNTHER INTERNATIONAL, LTD.
                               5 WISCONSIN AVENUE
                           NORWICH, CONNECTICUT 06360
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of Gunther International, Ltd., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Mystic Hilton Hotel, 20 Coogan Boulevard, Mystic, Connecticut on Tuesday, August 27, 1996 at 10:30 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     This Proxy Statement, Notice of Meeting and accompanying proxy card are first being mailed to stockholders on or about July 29, 1996.

                                    GENERAL

     Only holders of record of either the Company's common stock, par value $.001 per share ("Common Stock"), or the Company's Series B Common Stock, par value $.001 per share ("Series B Common Stock"), issued and outstanding at the close of business on July 25, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 4,133,269 shares of Common Stock and 500 shares of Series B Common Stock issued and outstanding.

     The presence at the Annual Meeting of the holders of a majority of the outstanding shares of the Company, either in person or by properly executed proxy, shall constitute a quorum. In the event that there are not sufficient votes for a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

     Those individuals nominated for election to the Board of Directors by the holders of Common Stock and those individuals nominated for election to the Board of Directors by the holders of Series B Common Stock, as described in Item 1 below, must each be elected by the affirmative vote of a plurality of the votes cast by each class voting as a class at the Annual Meeting. The ratification of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year, as described in Item 2 below, and any other matters presented for consideration at the Annual Meeting must be approved by the affirmative vote of a majority of votes cast at the Annual Meeting. For purposes of determining the number of affirmative votes cast with respect to a particular matter, only those votes cast "for" the matter are counted.

     The Restated Certificate of Incorporation of the Company provides that the holders of shares of Common Stock and of Series B Common Stock are entitled to one vote for each share of stock so held with respect to each matter to be voted on by the stockholders of the Company. Until January 1, 1999, the holders of shares of Series B Common Stock, voting separately as a class, are entitled to elect that number of directors equal to one more than one-half of the total number of directors comprising the Board of Directors of the Company. The total number of directors comprising the full Board has been fixed at seven. Consequently, the holders of shares of Series B Common Stock, voting as a group, will be entitled to elect four directors and the holders of shares of Common Stock will be entitled to elect three directors.

     Except as described in the preceding paragraph, the holders of shares of Common Stock and Series B Common Stock will vote together as a single class, with each such holder being entitled to one vote for each share held as of the Record Date, on all matters submitted to stockholders at the Annual Meeting.

     Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum, but will be counted separately (as neither a vote for nor a vote against) in the tabulation of the votes cast on proposals presented to stockholders. If a broker or other record holder or nominee indicates on a proxy that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. As a result, these so-called "broker non-votes" will have no effect on the outcome of the voting for a particular matter.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote for the slate of nominees proposed by the Board of Directors, for ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year ending March 31, 1997 and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     Seven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. The Board of Directors' nominees are the seven individuals named below, all of whom currently serve on the Board of Directors. As discussed above, four of the nominees (Messrs. Geneen, Newman, Fiske and Hickman) have been nominated for election by the holders of shares of Series B Common Stock, and three of the nominees (Messrs. Whitney, Morton and Kolling) have been nominated for election by the holders of shares of Common Stock. It is the intention of the persons named in the enclosed proxy to vote the shares covered by each proxy for the election of all persons nominated for election by the holders of shares of Common Stock. Although the Board of Directors does not anticipate that such nominees will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

     The following table sets forth information with respect to all nominees, including the persons who have been nominated for election by the holders of shares of Series B Common Stock:

                                                                                         DIRECTOR
               NAME                  AGE               PRINCIPAL OCCUPATION               SINCE
- -----------------------------------  ---     ----------------------------------------    --------
NOMINATED FOR ELECTION BY HOLDERS OF SERIES B COMMON STOCK
Harold S. Geneen...................  86      Chairman Emeritus of ITT Corporation          1993
Gerald H. Newman...................  55      Private Investor                              1993
Guy W. Fiske.......................  71      Chairman and Chief Executive Officer of       1993
                                             Fiske Associates, Inc.
J. Kenneth Hickman.................  68      Independent Business Consultant               1994
NOMINATED FOR ELECTION BY HOLDERS OF COMMON STOCK
James H. Whitney...................  51      President and Chief Executive Officer         1995
Alan W. Morton.....................  58      Vice President and Chief Operating            1995
                                             Officer
Frederick W. Kolling, III..........  48      Vice President, Chief Financial Officer,      1995
                                             Treasurer and Secretary

     HAROLD S. GENEEN. Mr. Geneen has served as Chairman of the Board and as a director of the Company since September 1993. Mr. Geneen served as Chief Executive Officer of ITT Corporation from 1959 until 1977, and as Chairman thereof from 1965 until 1979. He has been Chairman Emeritus of ITT since 1983.

Mr. Geneen is also Chairman and a director of First Rock Financial Corporation, an equipment leasing company, and of Insurakco Holdings Inc., a holding company. In addition, Mr. Geneen is a director of Investors Management Corporation, an owner of restaurants, and of IVAX Corporation, a pharmaceutical company.

     GERALD H. NEWMAN. Mr. Newman has been a director of the Company since September 1993. Since 1971, Mr. Newman has been a private investor and consultant to various high technology companies. From 1969 to 1971, Mr. Newman was a registered representative of Eastman Dillon Union Securities. From 1962 to 1969, Mr. Newman was a certified public accountant at the accounting firm of Hertz Herson & Co.

     GUY W. FISKE. Mr. Fiske has been a director of the Company since November 1993. Mr. Fiske, a private investor, has been Chairman and Chief Executive Officer of Fiske Associates, Inc., an investment company, from 1984 to the present. He served as Chief Executive Officer of Educational Publishing Corp. from 1985 to 1991. From 1984 to the present, he has served as a Director of Bird, Inc., a building materials company. His other directorships include Graphic Controls Corp., Education Publishing Corp. and SEV Corp. Mr. Fiske also served as Deputy Secretary of Commerce, and then as Undersecretary of Energy, from 1981 to 1983. Previously, he served as Executive Vice President and a director of General Dynamics from 1977 to 1981, and as a Corporate Vice President of ITT Corporation from 1968 to 1977.

     J. KENNETH HICKMAN. Mr. Hickman has been a director of the Company since September 1994. Since January 1991, Mr. Hickman has been an independent business consultant. For twenty-seven years prior to that he was a partner in Arthur Andersen & Co., with various responsibilities including managing partner of the firm's New Jersey office and director of its international business practice program. He is a trustee of Fordham University and has served as a director and officer of a number of not-for-profit international trade organizations.

     JAMES H. WHITNEY. Mr. Whitney has been a director of the Company since September 1995, and has held the positions of President and Chief Executive Officer of the Company since February 1995. Prior to that, he served as President of the Intertec Group, a company engaged in international technology transfer. From 1990 to 1994, Mr. Whitney was President, Sales & Services Division of Summagraphics Corporation, a manufacturer of digitizers, plotters and scanners.

     ALAN W. MORTON. Mr. Morton has been a director of the Company since September 1995, and has held the positions of Vice President and Chief Operating Officer of the Company since February 1995. Prior to that, he had been President of North American Operations for Summagraphics Corporation since 1992. Prior to that, he had been President of the Digitizer Division of Summagraphics, and before that, Senior Vice President of Operations. From 1982 to 1984, Mr. Morton was Vice President of Operations for Electro Signal Labs, Inc. Prior to that, he was Director of Technical Services for Timex Corporation and General Manager of TMX Taiwan, Ltd. Mr. Morton has extensive engineering, manufacturing and administrative experience from prior managerial positions at Varian Associates and Caltex Petroleum Corporation.

     FREDERICK W. KOLLING, III. Mr. Kolling has been a director of the Company since September 1995, and has held the positions of Vice President, Chief Financial Officer, Treasurer and Secretary since July 1995. Prior to that, from 1989 to July 1995, Mr. Kolling was Director of Finance for American Power Conversion Corporation, a manufacturer of uninterruptible power supplies. From 1984 to 1989, he was Vice President of Finance and Administration at Daly & Wolcott, a computer software manufacturer and consulting firm. He is a Certified Public Accountant and was with Price Waterhouse & Company from 1982 to 1984.

DIRECTORS' REMUNERATION; ATTENDANCE

     Members of the Board of Directors of the Company receive no compensation for their service as directors. The Company will reimburse all directors for reasonable travel expenses incurred in attending meetings. During the prior fiscal year, the Company made no such payments to any of its Directors.

     The Board of Directors met three times during the previous fiscal year and acted by the unanimous written consent of its members on one occasion. No director attended fewer than 75% of the total number of meetings of the Board and the Committees on which such director served.

COMMITTEES OF THE BOARD

     The standing committees of the Board of Directors are the Audit Committee and the Executive Compensation Committee.

     The Audit Committee of the Board of Directors consists of Messrs. Geneen, Newman and Hickman. The function of the Audit Committee is to review and report to the Board of Directors with respect to the selection and the terms of engagement of the Company's independent public accountants, and to maintain communications among the Board of Directors, such independent public accountants, and the Company's internal accounting staff with respect to accounting and audit procedures, the implementation of recommendations by such independent public accountants, the adequacy of the Company's internal controls and related matters. The Audit Committee also reviews certain related-party transactions and any potential conflict-of-interest situations involving officers, directors or stockholders beneficially owning more than 10% of any class of equity security of the Company. During the prior fiscal year, the Audit Committee met two times.

The Executive Compensation Committee of the Board of Directors consists of Messrs. Geneen and Newman. The function of the Executive Compensation Committee is to review the performance of and to fix and determine the compensation of all officers of the Company and all other employees of the Company whose annual salary level is $100,000 or more or who might be reasonably anticipated to receive compensation from the Company at an annual rate of $100,000 or more. During the prior fiscal year, the Executive Compensation Committee met one time.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

                       NAME                     AGE                     POSITION
    ------------------------------------------  ---     -----------------------------------------
    Harold S. Geneen..........................  86      Chairman of the Board of Directors
    James H. Whitney..........................  51      President and Chief Executive Officer
    Alan W. Morton............................  58      Vice President and Chief Operating
                                                        Officer
    Frederick W. Kolling, III.................  48      Vice President, Chief Financial Officer,
                                                        Treasurer and Secretary

     For the biographies of Messrs. Geneen, Whitney, Morton and Kolling, see the above section entitled "Election of Directors."

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities to the Company or subsidiaries of the Company for the fiscal year ended March 31, 1996 of (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company whose total salary and bonus for the year ended March 31, 1996 exceeded $100,000, for services in all capacities to the Company during such fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                       COMPENSATION AWARDS
                                                                       --------------------
                                          ANNUAL COMPENSATION(1)       RESTRICTED  OPTIONS/    ALL OTHER
                                       -----------------------------     STOCK       SARS     COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR     SALARY($)   BONUS($)   AWARDS($)     (#)          ($)
- -------------------------------------  ----     ---------   --------   ---------   --------   ------------
James H. Whitney.....................  1996      120,000     20,000         0            0          0
  President and Chief Executive        1995(2)    30,577          0         0       75,000          0
  Officer                              1994           --         --        --           --         --
Alan W. Morton.......................  1996      100,000     40,000         0            0          0
  Vice President and Chief Operating   1995(3)     8,231      3,077         0       50,000          0
  Officer                              1994           --         --        --           --         --

- ---------------
(1) Perquisites and other personal benefits are not included because they do not exceed the lesser of $50,000 or 10% of the total of base salary and annual bonus for each of the Named Executive Officers.

(2) Mr. Whitney joined the Company in fiscal 1995.

(3) Mr. Morton joined the Company in fiscal 1995.

     Option Exercises and Fiscal Year-End Values. Shown below is information with respect to option exercises in fiscal year 1996 and unexercised options to purchase the Company's Common Stock and Common Stock granted in fiscal year 1996 under the Company's 1993 Stock Option Plan to the individuals listed.

    AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                                SHARES                     OPTIONS/SARS AT FY-END(#)          AT FY-END($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------  -----------   -----------   -----------   -------------   -----------   -------------
James H. Whitney............       0             0           25,000         50,000         65,625        131,250
Alan W. Morton..............       0             0           16,666         33,334         43,748         87,502

- ---------------
(1) Represents the difference between the fair market value of the Common Stock on March 31, 1996 and the exercise price.

EMPLOYMENT AGREEMENTS

     The Company currently does not have employment agreements with its Named Executive Officers.

STOCK OPTION PLANS

     In December 1993, the Company adopted a Stock Option Plan, which authorizes the Executive Compensation Committee of the Board of Directors to grant to key employees and directors of the Company and subsidiaries of the Company incentive or non-qualified stock options. Currently, options to purchase up to 215,000 shares of Common Stock may be granted under the plan. The Executive Compensation Committee determines the prices and terms at which options may be granted. Options may be exercisable in installments over the option period, but no options may be exercised before six months or after ten years from the date of grant.

     The purpose of the Plan is to encourage stock ownership by persons instrumental to the success of the Company, in order to give them a greater personal interest in the Company's business. The exercise price of any incentive stock option granted to an eligible employee may not be less than 100% of the fair market value of the shares underlying such option on the date of grant, unless such employee owns more than 10% of the outstanding Common Stock or stock of any subsidiary or parent of the Company, in which case the exercise price of any incentive stock option may not be less than 110% of such fair market value. No option may be exercisable more than ten years after the date of grant and, in the case of an incentive stock option granted to an eligible employee owning more than 10% of the Common Stock or stock of any subsidiary or parent of the Company, no more than five years from its date of grant. Payment for shares purchased upon exercise of any option may be in cash or in shares of the Company's Common Stock. Options are not transferable, except upon the death of the optionee. In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately expire, and any options that are exercisable expire 30 days following termination of employment, if such termination is not the result of death or retirement, and one year following such termination if such termination was because of death or retirement under the provisions of any retirement plan that may be established by the Company, or with the consent of the Company. As of July 25, 1995, 160,000 options have been granted under this plan.

     Pursuant to that certain recapitalization agreement by and between the Company and its then current stockholders, dated September 4, 1992, (the "Recapitalization Agreement"), an option plan was established for certain key executives of the Company (the "Founders Option Plan"). The Recapitalization Agreement contemplated an initial grant under such plan of options to purchase 95,000 shares of Common Stock at an exercise price of $1.88 per share. The Recapitalization Agreement specified that options would vest 25% on each of the first, second, third and fourth anniversaries of the date of grant, provided that (i) the vesting of options for employees would be contingent upon their continued employment by the Company, unless an employee was terminated without cause, and (ii) the vesting of options granted to William H. Gunther, Jr. would be contingent upon his continued employment by the Company for two years from the date of the Recapitalization Agreement. As of July 25, 1996, no options have been granted under this plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on its copies of forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that during the just completed fiscal year, its executive officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RECAPITALIZATION AGREEMENT

     Securities Issuance. On September 4, 1992, the Company and its then current stockholders (the "Founding Stockholders") entered into the Recapitalization Agreement, which resulted in the infusion of substantial capital and the assumption of control of the Company by a group of new investors, including Park Investment Partners, Inc. ("Park"), a corporation of which Harold S. Geneen and Gerald H. Newman are the sole stockholders. Pursuant to the Recapitalization Agreement, the Company issued (i) 1,115,000 shares of Common Stock to Park in consideration for $582,500, paid by the cancellation of notes from the Company in that principal amount held by Park or its stockholders, representing a portion of the financing in the aggregate amount of $1,007,500 provided to the Company pending completion of the Recapitalization ("Bridge

Notes"), (ii) warrants to purchase 43,067 shares of Common Stock at an exercise price of $1.88 per share (the number of shares and exercise price subject, in certain events, to adjustment, including to protect against dilution) to holders of Bridge Notes, and (iii) 2,366,657 shares of Class A Convertible Preferred Stock at a price of $.75 per share to 27 investors, paid in cash or by the cancellation of Bridge Notes. All such 2,366,657 shares of Class A Convertible Preferred Stock were converted into 473,331 shares of Common Stock at the equivalent of $3.75 per share in connection with the initial public offering of the Company consummated during December 1993 (the "Offering").

     Registration Rights. Under the terms of the Recapitalization Agreement, the holders of the shares of Common Stock issued to Park and issuable upon conversion of the Class A Preferred Stock or exercise of warrants issued to holders of Bridge Notes and the Founding Stockholders (the "Holders") have the right to include shares of Common Stock in the first two registration statements filed by the Company under the Securities Act of 1933, as amended (the "Act"), if a majority of such Holders so elect and subject to the right of the underwriter of any offering that is the subject of a registration statement to object to the inclusion of Holders' shares in the registration statement. Pursuant to the Recapitalization Agreement, the Holders will pay underwriting discounts and commissions attributable to their shares and fees and disbursements of their counsel. The Company will pay all other expenses relating to the registration statements, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel to the Company, blue sky fees and expenses and the expense of any special audit incident to or required by any such registration. Representatives of the underwriters for the Offering, JW Charles Securities, Inc. and Corporate Securities Group, Inc., indicated that the inclusion of any of the Holders' shares of Common Stock would have an adverse effect on the Offering, and accordingly no such shares were registered in connection therewith.

     Right of First Refusal. The Recapitalization Agreement also requires, if any of the Founding Stockholders desires to sell any of his shares of Common Stock, that (i) the sale be made pursuant to a bona fide offer from a third party and (ii) before the sale may be made to such third party, the selling Founding Stockholder must first offer the shares to be sold to the Company (which may purchase all or any part of the shares so offered), next, to the extent not purchased by the Company, to Park and then, to the extent not purchased by the Company or Park, to the other Founding Stockholders. Any purchaser of such shares who is not a stockholder must agree to be bound by and comply with the Recapitalization Agreement. The right of first refusal contained in the Recapitalization Agreement did not terminate upon the completion of the Offering.

     Voting Agreement. Until June 1, 1998, Park and the Founding Stockholders are required by the Recapitalization Agreement to vote their shares of Common Stock (however acquired) for the persons designated by Park as directors of the Company and as directed by Park regarding the size of the Board of Directors. The Company is required to use its best efforts to cause the nominees of Park to be recommended to, and elected by, the stockholders at each annual meeting of stockholders, and at any special meeting of stockholders of the Company called for the election of directors. In addition, if Park wishes to remove a director it so designated, the Company, Park and the Founding Stockholders are required to take such action as may be necessary to call a special meeting of stockholders for the purpose of effecting any such removal, filling such vacancy or reducing the size of the board, as the case may be, and as directed by the stockholders having such right, and at such meeting, Park and the Founding Stockholders will vote to accomplish such results.

     Employment Agreement. In connection with the Recapitalization Agreement, the Company entered into an employment agreement with William H. Gunther, Jr. pursuant to which, Mr. Gunther agreed to serve as an employee of the Company and have the title of Vice Chairman. The agreement had a two-year term, and it expired on September 4, 1994. The agreement provided for a salary at the annual rate of $200,000 and severance pay equal to 18 months salary payable in equal monthly installments on the last day of each month over the two year period commencing the last day of the month of termination. The Company also was required to continue a life insurance policy on Mr. Gunther's life in the amount of $1,000,000 and to provide all employee benefits generally available to executive officers of the Company. In addition, Mr. Gunther agreed to the cancellation of the payment of back salary and reimbursable expenses, aggregating $92,404, to the extent the Company made advances to Mr. Gunther for the payment of loans to him by The Connecticut

National Bank in the amount of $130,000 and federal income taxes owed by him in the amount of $31,000. The excess of advances by the Company to Mr. Gunther over $92,404, $68,695, is payable by Mr. Gunther on demand. There is not any interest payable on such excess amount.

     Royalty Agreements. Under the terms of the Recapitalization Agreement, the Founding Stockholders and Robert E. Wallace (a former officer and stockholder of the Company) are entitled to receive from the Company royalty payments with respect to the period which commenced on the date of the Offering. The royalty payments are required to be made as partial consideration for the agreement of the Founding Stockholders to enter into and perform their obligations under the Recapitalization Agreement, including their approval of the transaction (which resulted in the reduction of their ownership interest from 100% to approximately 15% of the Company's voting stock), their agreements to subject their shares to the right of first refusal described above, subordinate the payment of Company debt to them, and to vote their shares for the nominees of Park. The amount of the royalty payments is to equal (i) one percent of the Company's sales as shown on the Company's annual audited financial statements covering the period during which the right to royalty payments arises ("Company Sales") and (ii) an additional one half percent of Company Sales, so long as the payment of such additional amount does not reduce the Company's after tax profits below 9% of Company Sales for the period for which the payment is to be made. The Company's obligation to pay royalties terminates upon the payment of royalties aggregating $12,000,000 and does not terminate prior to the payment in full of such amount. The Company may set off against royalty payments any losses exceeding, in the aggregate, $50,000 incurred by the Company arising from the breach of any covenant, representation or warranty of the Founding Stockholders in the Recapitalization Agreement (the amount of the set-off to be allocated among the Founding Stockholders in accordance with their relative stockholdings as of the closing held in connection with the Recapitalization Agreement (the "Recapitalization Closing")) or of any employment agreement or other obligation to the Company, which loss is reduced to a non-appealable final judgment in favor of the Company (any such set-off being applicable only to the Founding Stockholder who breached such obligation). The Recapitalization Agreement requires payment of royalties within thirty days after the Company receives its annual audited financial statements.

LOANS TO COMPANY

     Since April 1993, the Company borrowed an aggregate of $855,000 from Messrs. Geneen and Newman. The principal amount of such borrowings, together with all accrued interest, was payable on demand and carried an interest rate of 8%. Messrs. Geneen and Newman agreed to cancel $400,000 of such borrowings in exchange for the issuance to Park of an aggregate of 80,000 units of Common Stock and warrants in connection with the Offering. The units and the warrants included therein are identical to the units and the warrants offered and sold in the Offering. On March 31, 1995, Messers. Geneen and Newman agreed to convert the remaining principal balance of such loans outstanding ($455,000), together with accrued interest thereon ($85,172), into 196,426 shares of Common Stock at a rate of $2.75 per share.

     During fiscal 1995 and 1996, Messrs. Geneen and Newman guaranteed payment of the Company's borrowings under its then existing line of credit with Fleet Bank, which permitted the Company to borrow up to $2,000,000 for working capital purposes. The credit facility provided that all borrowings under the facility would bear interest at the bank's prime rate. Messrs. Geneen and Newman provided the bank with sufficient cash collateral to secure all borrowings under the facility. The credit facility was replaced on June 4, 1996.

     On June 4, 1996, the Company entered into a new line of credit arrangement with a bank which was used to refinance the Company's pre-existing line of credit. The new arrangement provides for two revolving loans totaling $2,000,000. The available borrowing under Facility A is in the amount of $1,750,000, and is to be fully cash collateralized by assets provided by Mr. Harold S. Geneen, a stockholder and a Director of the Company. While there is no obligation for Mr. Geneen to provide any additional cash collateral to the bank, he has verbally indicated his willingness to consider providing the bank with additional cash collateral to permit the Company to borrow up to the maximum amount of the credit facility during its current term. The funds advanced under Facility A bear interest at the bank's base rate, and the maturity date of Facility A is January 10, 1998. The available borrowing under Facility B is in the amount of $250,000, and is secured by all tangible and intangible personal property of the Company. The funds advanced under Facility B bear interest at the bank's base rate, plus 1%. The maturity date of Facility B is January 10, 1998.

                           STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of July 25, 1996, with the exception of the person listed below and those persons listed under "Stock Ownership of Directors and Executive Officers" below, no person was known by the Company to own more than 5% of the outstanding Common Stock.

                                                                      NUMBER OF      PERCENT
                                                                       SHARES       OF CLASS
                                                                      ---------     ---------
    Four Partners(1)................................................   584,903         14.1%
    667 Madison Avenue
    New York, NY 10021

- ---------------
(1) Four Partners has filed a Schedule 13D under the Securities Exchange Act of 1934, as amended, dated August 17, 1995 stating that it holds sole voting power with respect to 584,903 shares of Common Stock, shared voting power with respect to no shares of Common Stock, sole dispositive power with respect to 584,903 shares of Common Stock and shared dispositive power with respect to no shares of Common Stock.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table reflects shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of July 25, 1996 by each director of the Company, each of the Named Executive Officers and the current directors and executive officers of the Company as a group.

                                                                 AMOUNT OF
                                                                BENEFICIAL        PERCENTAGE OF
                            NAME(1)                           OWNERSHIP(2)(3)        SHARES
    --------------------------------------------------------  ---------------     -------------
    Park Investment Partners, Inc.(4).......................     1,474,318             34.8%
    Harold S. Geneen(5).....................................     1,702,809             40.2%
    Gerald H. Newman(5).....................................     1,549,687             36.6%
    Guy W. Fiske(6).........................................        32,683                *
    J. Kenneth Hickman......................................             0              N/A
    Frederick W. Kolling, III(7)............................        16,167                *
    Alan W. Morton(8).......................................        16,666                *
    James H. Whitney(9).....................................        25,000                *
    All Directors and Executive Officers
      as a group (seven persons)(10)........................     1,871,361             43.5%

- ---------------
  *  Less than 1%.

 (1) The address of Park Investment Partners, Inc., as well as each of the directors and executive officers is c/o Gunther International, Ltd., 5 Wisconsin Avenue, Norwich, Connecticut 06360.

 (2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

 (3) Assumes that shares which the named person or group has a contractual right to acquire within 60 days have been acquired and are outstanding.

 (4) Includes 100,400 shares of Common Stock issuable upon the exercise of outstanding stock subscription warrants and 500 shares of Series B Common Stock issued and outstanding.

 (5) Harold S. Geneen and Gerald H. Newman each individually owns stock subscription warrants to purchase 2,667 shares of Common Stock, and the shares purchasable upon exercise of such warrants are included in the figure shown in the table. Such figure also includes the shares of Common Stock beneficially owned by Park, as to which Messrs. Geneen and Newman may be deemed to be beneficial owners.

 (6) Includes 5,333 shares of Common Stock purchasable upon the exercise of outstanding stock subscription warrants.

 (7) Includes 11,667 shares of Common Stock issuable upon the exercise of the vested portion of outstanding stock options and 2,000 shares of Common Stock purchasable by Mrs. Kolling upon the exercise of outstanding stock subscription warrants as to which Mr. Kolling disclaims beneficial ownership.

 (8) Includes 16,666 shares of Common Stock issuable upon the exercise of the vested portion of outstanding stock options.

 (9) Includes 25,000 shares of Common Stock issuable upon the exercise of the vested portion of outstanding stock options.

(10) Includes 111,067 shares of Common Stock purchasable upon the exercise of outstanding stock subscription warrants, 500 shares of Series B Common Stock issued and outstanding, and 57,833 shares of Common Stock issuable upon the exercise of the vested portion of outstanding stock options.

                                    ITEM 2.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Company has appointed Arthur Andersen LLP as the Company's independent accountants for the current fiscal year. Arthur Andersen LLP has served as the Company's independent accountants for eight years. A representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     Ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event stockholders do not ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

                                    ITEM 3.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

               STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Secretary of the Company, for inclusion in the Company's proxy, notice of meeting and proxy statement relating to the 1997 Annual Meeting, by April 1, 1997.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1996 FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY'S OFFICES, 5 WISCONSIN AVENUE, NORWICH, CONNECTICUT 06360; ATTENTION: FREDERICK W. KOLLING, III.

                             ADDITIONAL INFORMATION

     The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                          By Order of the Board of Directors,

                                          Frederick W. Kolling, III
                                          Vice President, Chief Financial
                                          Officer,
                                          Treasurer and Secretary

July 29, 1996

                          GUNTHER INTERNATIONAL, LTD.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of shares of common stock, par value $.001 per share ("Common Stock"), of GUNTHER INTERNATIONAL, LTD., a Delaware corporation (hereinafter referred to as the "Company"), does hereby constitute and appoint FREDERICK W. KOLLING, III and JAMES H. WHITNEY or either of them, as proxies, with full power to act without the other and with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Tuesday, August 27, 1996 at 10:30 a.m., local time, at the Mystic Hilton Hotel, 20 Coogan Boulevard, Mystic, Connecticut 06355, and at any adjournments or postponements thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement, dated July 29, 1996, and instructs its attorneys and proxies to vote as set forth on this Proxy.

                         (TO BE SIGNED ON REVERSE SIDE)

    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE.


1.  ELECTION OF DIRECTORS

    FOR         WITHHELD
    / /           / /

    NOMINEES:  James M. Whitney, Alan W. Morton and Frederick W. Kolling III.

    For, except vote withheld from the following nominee(s)

    _______________________________________________________


2. Arthur Andersen & Co. as independent auditors of the Company for the Fiscal Year ending March 31, 1996.

    FOR         AGAINST         ABSTAIN
    / /           / /             / /


3. To vote with discretionary authority upon any other business which may properly come before the meeting or any adjournment thereof.

The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES AND FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE CURRENT YEAR AND THE PROXIES ARE GIVEN DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTERS UPON WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AND WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR
POSTPONEMENTS THEREOF. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED,
DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.


SIGNATURE(S)________________________________________________ DATE______________
       Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, etc., indicate title. If the signer is a corporation, sign in the corporate name by a duly authorized officer.